RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                          EXECUTIVE TeleCard, LTD.


               -----------------------------------------------
                (adopted in accordance with the provisions of
                   Section 245 of the General Corporation
                        Law of the State of Delaware)
               -----------------------------------------------


          It is hereby certified that:

          1. The name of the corporation (the "Corporation") is Executive TeleCard, Ltd.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 19, 1987, with the original name International 800 TeleCard, Inc.

          3. This Restated Certificate of Incorporation amends, restates and integrates the Certificate of Incorporation to read in its entirety as follows:

                                  ARTICLE I

                                    Name

          The name of the Corporation is:

                          Executive TeleCard, Ltd.

                                 ARTICLE II

                         Registered Office and Agent

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Corporation's registered agent at such address is The Corporation Trust Company.


                                 ARTICLE III

                                   Purpose

          The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE IV

                                Capital Stock

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000 shares of Common Stock, par value $.001 per share.


                                  ARTICLE V

                       Management and Indemnification

          SECTION 1. MANAGEMENT. The business and affairs of the Corporation shall be managed by the Board of Directors.

          SECTION 2. NO BALLOT. The directors need not be elected by written ballot unless the by-laws of the Corporation shall so provide.

          SECTION 3. (a) (1) LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after this restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                         (2)  Any repeal or modification of the foregoing
subparagraph (a) (1) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                    (b) (1) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the Corporation or is or was servicing at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or hers heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph
(b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, and to a person who is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, with the same scope and effect as the foregoing indemnification of directors and officers.

                         (2)  RIGHT OF CLAIMANT TO BRING SUIT.  If a claim
under subparagraph (b) (1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                         (3)  NON-EXCLUSIVITY OF RIGHTS.  The right to
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph
(b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterest directors or otherwise.

                         (4)  INSURANCE.  The Corporation may maintain
insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


                                 ARTICLE VI

                          Meetings of Stockholders

          Meetings of the Stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.


                                 ARTICLE VII

                                   By-Laws

          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.


                                ARTICLE VIII

                             Perpetual Existence

          The Corporation is to have perpetual existence.


                                 ARTICLE IX

                          Compromise or Arrangement

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                  ARTICLE X

                            Amendments and Repeal

          The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.

          4. This Restated Certificate of Incorporation was recommended and approved by the Board of Directors of the Corporation and duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the sole stockholder of the Corporation dated October 4, 1988.

Dated:  October 24, 1988

                                   Executive TeleCard, Ltd.


                                   By: /s/ R.N. Schuck
                                   Vice President/Secretary


ATTEST:


By:  /s/ Stewart Dunn
     Asst. Secretary


                                  APPENDIX

                          Certificate of Amendment
                                   to the
                    Restated Certificate of Incorporation
                                     of
                          Executive TeleCard, Ltd.


          Executive TeleCard, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Executive TeleCard, Ltd., held on May 14, 1996, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that the Board of Directors declares it advisable and recommends that the Restated Certificate of Incorporation of the Corporation be amended by striking out all of Article IV of the Restated Certificate of Incorporation and inserting in place thereof:

          "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, with a par value of $0.001."

          RESOLVED, that the Board of Directors declares it advisable and recommends that the Restated Certificate of Incorporation of the Corporation be amended by striking out all of Article V of the Restated Certificate of Incorporation and inserting in place thereof:

          "Meetings of the stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept, subject to any provision contained in Delaware statutes, outside the State of Delaware at such place(s) as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual or Special Meeting of such holders and may not be effected by a consent in writing by any such holders. This Article may not be amended except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of stock of the Corporation issued and outstanding and entitled to vote."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said Corporation was duly called upon notice in accordance with Section 222 of the Delaware General Corporation Law and held on July 26, 1996, at which Meeting the stockholders of the Corporation duly approved said proposed amendments by majority vote.

          THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Executive TeleCard, Ltd. has caused this Certificate to be signed by Robert N. Schuck, its Executive Vice President, and John J. Gitlin, its Secretary, this 30th day of July, 1996.


                                      By:/s/ Robert N. Schuck
                                           Robert N. Schuck

                                      Its: Executive Vice President



                                      Attest:/s/John J. Gitlin
                                           John J. Gitlin

                                      Its: Secretary

                                  APPENDIX

                          Certificate of Amendment
                                   to the
                    Restated Certificate of Incorporation
                                     of
                          Executive TeleCard, Ltd.


          Executive TeleCard, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Executive TeleCard, Ltd., held on May 14, 1996, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment are as follows:

          RESOLVED, that the Board of Directors declares it advisable and recommends that the Restated Certificate of Incorporation of the Corporation be amended by striking out all of Article IV of the Restated Certificate of Incorporation of the Corporation and inserting in place thereof:

          "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, with a par value of $0.001 and 5,000,000 shares of Preferred Stock with a par value of $.001 per share."

          The Board of Directors is hereby authorized to divide the Preferred Stock into one or more series of stock and to fix and determine the relative rights and preferences of the various series, including but not limited to: the rate of dividend, if any; whether dividends will be cumulative or non-cumulative; whether preferred stockholders will participate in dividends declared on Common Stock, if any; whether Preferred Stock may be redeemed and the terms of any such redemption; the amount payable upon shares in the event of voluntary or involuntary liquidation; the terms on which Preferred Stock may be converted to Common Stock, if any; and the voting rights, if any, of holders of Preferred Stock."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said Corporation was duly called upon notice in accordance with Section 222 of the Delaware General Corporation Law and held on July 26, 1996, adjourned to August 9, and re-adjourned to August 29, 1996, at which re-adjourned Meeting the stockholders of the Corporation duly approved said proposed amendments by majority vote.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Executive TeleCard, Ltd. has caused this Certificate to be signed by Robert N. Schuck, its Executive Vice President, and John J. Gitlin, its Secretary, this 11th day of September, 1996.


                                        By:/s/ Robert N. Schuck
                                             Robert N. Schuck

                                        Its: Executive Vice President


                                        Attest:/s/ John J. Gitlin
                                             John J. Gitlin

                                        Its: Secretary